UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 14, 2016

Date of Report (Date of earliest event reported)

INTERNATIONAL FLAVORS &

FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 WEST 57th STREET

NEW YORK, NEW YORK 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2016, International Flavors & Fragrances Inc. (the “Company”) entered into a supplemental indenture (the “First Supplemental Indenture”) with U.S. Bank National Association, as trustee, to the indenture, dated as of March 2, 2016 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee, governing the Company’s €500,000,000 1.75% Senior Notes due 2024 (the “Notes”). The Notes will bear interest at a rate of 1.75% per annum, with interest payable on March 14 of each year, commencing on March 14, 2017. The Notes will mature on March 14, 2024.

Upon 30 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemptions of the Notes on or after December 14, 2023. The Indenture provides for customary events of default and contains certain negative covenants that limit the ability of the Company and its subsidiaries to grant liens on assets, or to enter into sale-leaseback transactions. In addition, subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture also provides that if the Company becomes obligated to pay additional amounts as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, then the Company may (but is not required to) redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the date of redemption.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the First Supplemental Indenture (including the form of Notes) filed as Exhibit 4.7 to this Report and the Base Indenture filed as Exhibit 4.1 to the Company’s registration statement on Form S-3 (Registration No. 333-209889), filed on March 2, 2016, in each case incorporated herein by reference. Greenberg Traurig, LLP, counsel to the Company, has issued an opinion dated March 14, 2016 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 to this Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.6	Indenture, dated as of March 2, 2016, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 (Registration No. 333-209889), filed on March 2, 2016

4.7	First Supplemental Indenture, dated as of March 14, 2016, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee (including the form of Notes)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: March 14, 2016	By:	/s/ Alison A. Cornell
	Name:	Alison A. Cornell
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.6	Indenture, dated as of March 2, 2016, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 (Registration No. 333-209889), filed on March 2, 2016

4.7	First Supplemental Indenture, dated as of March 14, 2016, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee (including the form of Notes)

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)